EXHIBIT 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mikrocoze Inc.

As independent registered public accountants, we hereby consent to the use of our report dated February 24, 2017, with respect to the financial statements of Mikrocoze Inc., in its registration statement on Form S-1 Amendment no. 2 relating to the registration of 5,000,000 shares of common stock. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

May 26, 2017